SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2004

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On June 2, 2004, Beazer Homes USA, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of $150,000,000 aggregate principal amount of Senior Convertible Notes due 2024.  A copy of the press release is attached hereto as exhibit 99.1. For additional information, please refer to the press release.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

99.1                           Press release issued June 2, 2004 announcing the pricing of the Company's previously announced offering of $150,000,000 aggregate principal amount of Senior Convertible Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 3, 2004	By:	/s/ James O'Leary
James O'Leary
Executive Vice President and Chief Financial Officer